Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION
PROVIDES BUSINESS UPDATE ON COVID-19

Minneapolis, MN, March 31, 2020 - Christopher & Banks Corporation (OTC: CBKC), a specialty women’s apparel retailer, today announced a second business update related to COVID-19.

Keri Jones, President and Chief Executive Officer, commented, “In response to the changing dynamics related to COVID-19, including prolonged store closures, we are taking proactive steps to conserve capital during this uncertain time. Over the past two years, we have developed and implemented numerous strategic initiatives to turnaround the business, which led to improved financial performance in the second half of fiscal 2019. The health and safety of our employees and customers remain a top priority and we are extremely grateful for the hard work and contributions of our entire team.”

The Company announced the following actions:

•	Extension of temporary store closures until governing officials indicate it is safe to reopen.

•	Corporate employees have been working from home for the past two weeks will continue to do so until further notice.

•
Customers may continue to shop through the Company’s ecommerce website at ChristopherandBanks.com. The Company’s distribution center is running at limited capacity and in adherence with workplace safety, including social distancing and sanitation practices, recommended by the Centers for Disease Control and Prevention.

The Company is also taking proactive measures to conserve capital during this period of disruption including:

•
Implementation of furloughs for all store associates and over 60% of the remainder of its workforce. The employees on furlough will continue to receive employee benefits, including medical, dental, and vision benefits at this time.

•
Corporate employees and management will receive temporary base salary reductions beginning with 20% and up to 50% for the CEO. The Board of Directors has also agreed to a substantial reduction in retainer fees aligned with management.

•	Suspension of approximately $3 million in planned capital expenditures.

•	Significant reduction in operating expenses.

•	Collaboration with vendor partners to adjust near-term supply chain as well as with its landlords.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of March 19, 2020, the Company operates 445 stores in 44 states consisting of 309 MPW stores, 77 Outlet stores, 31 Christopher & Banks stores, and 28 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, "expect", "anticipate", "plan", "intend", "project", "believe", “should”, "drive" "in order to" and similar expressions. Except for historical information, matters discussed in this press release may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company's future performance and financial results to differ materially from those expressed or implied by the forward-looking statements. We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K and in our subsequent Form 10-Q Reports. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:
Richard Bundy
Senior Vice President, Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

2